UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2021

Avita Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39059	85-1021707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28159 Avenue Stanford, Suite 220, Valencia, CA 91355		661.367.9170
(Address of principal executive offices, including Zip Code)		(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

On August 12, 2021, Avita Medical, Inc. (the “Company”), issued a press release announcing an earnings call scheduled for August 26, 2021 to discuss fiscal fourth quarter 2021 financial results and certain other business updates. A copy of the press release is furnished herewith as Exhibit 99.1 to this report.

Item 8.01. Other Events.

On August 16, 2021, the Company issued a press release announcing that the U.S. Food and Drug Administration (FDA) has approved the Company’s request to amend its pivotal clinical trial evaluating the safety and effectiveness of the RECELL® System for the repigmentation of stable vitiligo lesions to a streamlined single-arm trial design. A copy of the press release is furnished herewith as Exhibit 99.2 to this report.

The information disclosed under Item 8.01, and in Exhibits 99.1 and 99.2 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	AVITA Medical to Announce Fiscal Fourth Quarter 2021 Financial Results

99.2	FDA Approves IDE Amendment to a Single-Arm Design for AVITA Medical’s Pivotal Study of the RECELL® System for Vitiligo Treatment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2021

AVITA THERAPEUTICS, INC.

By:	/s/ Donna Shiroma

Name:	Donna Shiroma
Title:	General Counsel